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                    FOURTEENTH AMENDMENT TO CREDIT AGREEMENT

         FOURTEENTH AMENDMENT TO CREDIT AGREEMENT ("Fourteenth Amendment"), dated as of May 10, 2000 to the Credit Agreement, dated as of May 17, 1996, among Packaging Resources Incorporated, a Delaware corporation (the "Borrower"), the lender signatories thereto ("Lenders") and LaSalle Bank, National Association, a national banking association, f/k/a LaSalle National Bank ("LaSalle"), as agent for such Lenders (LaSalle, in such capacity "Agent").

         WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of May 17, 1996 as amended by that certain First Amendment to Credit Agreement, dated December 12, 1996, by and among the Borrower, the Lenders and the Agent ("First Amendment"), by that certain Second Amendment to Credit Agreement dated as of April 24, 1997, by and among the Borrower, the Lenders and the Agent ("Second Amendment"), by that certain Third Amendment to Credit Agreement dated August 27, 1997, by and among the Borrower, the Lenders and the Agent ("Third Amendment"), by that certain Fourth Amendment to Credit Agreement dated as of April 30, 1998, by and among the Borrower, the Lenders and the Agent ("Fourth Amendment"), by that certain Fifth Amendment to Credit Agreement and First Amendment to Security Agreement dated August 5, 1998 by and among the Borrower, the Lenders and the Agent, by that certain Sixth Amendment to Credit Agreement dated as of February 25, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Seventh Amendment to Credit Agreement dated April 27, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Eighth Amendment to Credit Agreement dated May 18, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Ninth Amendment to Credit Agreement dated August 25, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Tenth Amendment to Credit Agreement dated October 7, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Eleventh Amendment to Credit Agreement dated as of November 15, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Twelfth Amendment to Credit Agreement dated as of February 17, 2000 and among the Borrower, the Lenders and the Agent, by that certain Thirteenth Amendment to Credit Agreement dated as of March 10, 2000 by and among, the Borrower, the Lenders and the Agent (said Credit Agreement, as amended, is hereinafter referred to as the "Credit Agreement");

         WHEREAS, Borrower has requested that Agent make an Equipment Advance in an amount not to exceed $516,600, and as a condition to making such Equipment Advance Agent and Lenders require that Borrower execute this Fourteenth Amendment;

         WHEREAS, solely in order to make such Equipment Advance the Borrower, the Lenders and the Agent wish to amend and modify certain of the provisions of the Credit Agreement pursuant to the terms hereof;

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Credit Agreement, the parties hereto hereby agree as follows:

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         1.  DEFINITIONS. Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         2. ADDITIONAL DEFINITIONS. Section 1.1 of the Credit Agreement is amended to add the following definitions:

         "Fourteenth Amendment" shall have the meaning set forth in the first paragraph of the Fourteenth Amendment."

         "Fourteenth Amendment Effective Date" shall have the meaning set forth in Section 4 of the Fourteenth Amendment."

         3. EQUIPMENT ACQUISITION LOANS. Section 2.3.1 of the Credit Agreement is deleted and the following inserted in its sted:

         "Section 2.3.1 EQUIPMENT ACQUISITION LOANS. During the period between the Fifth Amendment Effective Date and the date which is the earlier of (i) the Maturity Date and (ii) the Fourteenth Amendment Effective Date, each Lender agrees, for so long as no Default or Event of Default exists, to make such Lender's pro rata share of equipment acquisition loans (each such loan an "Equipment Advance" and the outstanding principal balance of all Equipment Advances from time to time, the "Equipment Loan") to the Borrower to finance, in part, the purchase by the Borrower of Eligible Equipment. The aggregate principal amount of the Equipment Commitments is Seven Million Five Hundred Thousand Dollars ($7,500,000) PLUS the amount of the Equipment Advance advanced to the Borrower to finance a portion of the purchase price of the Two New Printers. In no event, however, shall the outstanding principal balance of the Equipment Loan exceed Ten Million Dollars ($10,000,000). Subject to all of the terms and conditions of this Agreement, each Lender agrees, for so long as no Default or Event of Default exists, to make Equipment Advances to the Borrower from time to time, as requested by the Borrower in accordance with the terms of Section 2.4 hereof, up to a maximum principal amount at any time outstanding equal to the product of (A) Seven Million Five Hundred Thousand Dollars ($7,500,000) PLUS the amount of the Equipment Advance advanced to the Borrower to finance a portion of the purchase price of the Two New Printers, multiplied by (B) such Lender's pro rata share of the Equipment Commitments. Except for Equipment Advances made to Borrower on the Fourteenth Amendment Effective Date, in no event (x) shall any one request by the Borrower for Equipment Advances be in the amount of less than One Million Dollars ($1,000,000) or, (y) shall the amount of any one request by

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         Borrower for Equipment Advances exceed sixty-seven percent (67%), the hard cost (invoice price less taxes and delivery) of the Eligible Equipment, the purchase of which is to be financed, in part, with the proceeds of the applicable Equipment Advances. Prior to the funding of any Equipment Advance, the Borrower shall provide the Agent with (i) copies of the invoices or other comparable documentation for the Eligible Equipment, the purchase of which is to be financed, in part, with the proceeds of such proposed Equipment Advance together with such other supporting details as reasonably requested by Agent, and
         (ii) properly executed UCC-1 Financing Statements describing, in sufficient detail to meet the requirements of the Uniform Commercial Code for perfection of purchase money security interests, such Eligible Equipment. All such Equipment Advances shall be secured by all of the Eligible Equipment, the purchase of which was financed, in part, by the proceeds of Equipment Advances. The principal amount of all Equipment Advances shall be due on the Maturity Date or as otherwise provided in the Equipment Note or as otherwise provided herein, provided that Borrower may prepay, without penalty or premium, the outstanding principal balance of any Equipment Advance. The Equipment Advances shall be evidenced by promissory notes to be executed and delivered by the Borrower to the Lenders on or prior to the Fourteenth Amendment Effective Date, the form of which is attached hereto and made a part hereof as Exhibit 2.3.1 (the "Equipment Note(s)"), shall bear interest as specified in Section 2.6 and shall be repayable in accordance with the terms hereof and of the Equipment Notes. Except for Equipment Advances made to Borrower on the Fourteenth Amendment Effective Date, on the date which is eighteen months after the Fifth Amendment Effective Date, the outstanding Equipment Advances shall be converted into term loans. The principal amount of such Equipment Advances so converted to a term obligation shall be amortized on the basis of sixty (60) equal monthly payments, commencing on the first day of the calendar month after the calendar month in which the conversion occurs. Equipment Advances made to Borrower on the Fourteenth Amendment Effective Date shall be converted into term loans on the Fourteenth Amendment Effective Date. The principal amount of such Equipment Advances so converted to a term obligation shall be amortized on the basis of fifty-seven (57) equal monthly payments commencing on June 1, 2000. The foregoing notwithstanding, the entire principal balance of all Equipment
         Advances shall be due and payable on the Equipment Maturity Date."


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         4.  CONDITIONS PRECEDENT. This Fourteenth Amendment shall become effective upon receipt by Lender of each of the following documents, each in form and substance acceptable to Lender:

         (A) UCC-1 Financing Statements properly executed by the Borrower to the extent necessary to perfect the Liens of Agent, for its benefit and the ratable benefit of the Lenders, in the Eligible Equipment, the purchase of which is to be financed, in part, with the proceeds of Equipment Advances, and evidence in a form reasonably acceptable to Agent that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified herein;

         (B) This Fourteenth Amendment fully executed by Borrower and Agent;

         (C) Such other documents, instruments and agreements as Agent shall reasonably request in connection with the foregoing matters.

         The date on which all of the foregoing conditions precedent to the effectiveness of this Fourteenth Amendment have been satisfied or waived by Agent is hereafter referred to as the "Fourteenth Amendment Effective Date."

         5. CONTINUING EFFECT. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

         6. COUNTERPARTS. This Fourteenth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

                                      (Signature Page Follows)


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         IN WITNESS WHEREOF, this Fourteenth Amendment has been duly executed as of the date first written above.

PACKAGING RESOURCES                             LASALLE BANK, NATIONAL
INCORPORATED,                                   ASSOCIATION,
as Borrower                                     as Agent and Lender




By: /s/ Jerry J. Corirossi                      By: /s/ Mitch Raskey
         Name: Jerry J. Corirossi                       Name: Mitch Raskey
         Title: Executive Vice President                Title: Vice President --
                                                               Asset-based
                                                               Lending